Exhibit 99.1

Courier Corporation Reports Record Second Quarter; Earnings from
Continuing Operations up 32% over Prior Year

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--April 17, 2003--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced record earnings for the quarter ended March 29, 2003, the second quarter of the company's 2003 fiscal year. Courier reported income from continuing operations of $3.8 million, or $.70 per diluted share, an increase of 32% over corresponding second-quarter results in the prior year of $2.9 million, or $.54 per diluted share. Sales from continuing operations were $48.6 million for the quarter, up 1% from second-quarter sales of $48.1 million in fiscal 2002.
    For the first six months of Courier's 2003 fiscal year, earnings from continuing operations were up 35% to $7.5 million or $1.40 per diluted share, from $5.6 million or $1.06 per diluted share for the first half of fiscal 2002. Six-month sales were $97.4 million, up 4% from the first half of fiscal 2002. These figures do not include results from Courier Custom Publishing, which was sold by Courier in December 2002 and has since been accounted for as a discontinued operation.
    "The second quarter of fiscal 2003 once again found us on track and benefiting from renewed signs of life in several of our book manufacturing markets," said Courier Chairman and Chief Executive Officer, James F. Conway III. "While market growth remained uneven, we made the most of our opportunities and were able to exceed consensus earnings estimates for the quarter. In book manufacturing, we were particularly pleased to see double-digit year-over-year sales growth in specialty trade, which had been our hardest-hit market during the downturn. Meanwhile, our specialty publishing segment achieved excellent performance in direct-to-consumer sales at Dover Publications and recorded a 32% increase in pretax income.
    "On a company-wide level, we continued to grow stronger both financially and organizationally. Our gross profit percentage rose over last year to 32% for both the second quarter and the first six months of the fiscal year. We continued to improve on our already excellent financial condition, finishing the quarter with $13 million in cash, up $7.3 million so far this year. And we strengthened our Board of Directors with the addition of Ronald L. Skates, who enjoyed a long and successful career as president and CEO of Data General Corp. and brings a new perspective and considerable financial expertise to Courier."

    Results by segment

    Book manufacturing sales for the second quarter of fiscal 2003 were $41.1 million, an increase of 2% over last year's second quarter. Second-quarter pretax income for the segment was $4.7 million, up 30% from a year earlier. For the first six months of fiscal 2003, book manufacturing sales were up 5%, and pretax income was up 39%.
    As a book manufacturer, Courier serves publishers in three markets: religious, education and specialty trade. Sales to the religious market were off 6% in the second quarter, but up 4% for the first six months, in line with previous projections. Sales to the education market were up 6% for the second quarter and 9% for the fiscal year to date. Sales in higher education (which represents the majority of Courier's education sales) were up 20% for the quarter and 17% for the first six months of fiscal 2003, reflecting renewed demand for reprints of college texts following the previous year's inventory reductions. In the elementary/high school market, sales were off 20% from fiscal 2002's second quarter, and down 10% for the first six months, reflecting a lighter schedule of state textbook adoptions and tight state budgets this year. Sales to the specialty trade market were up 11% over fiscal 2002 for the second quarter, and 9% on a year-to-date basis. Many segments of the specialty trade market showed renewed strength. Healthy demand for game books for Playstation(R) 2 and other platforms offset slow sales of books on computers and technology, which were hampered by the continuing slump in the technology sector of the economy.
    "There were several significant stories in book manufacturing this quarter," said Conway. "Externally, we had an improving picture among specialty trade publishers, plus a growing demand for four-color production for educational books. Internally, we continued to press forward with innovations in process management and increases in plant productivity, which enabled us to deliver outstanding service. All these factors contributed to an increase in our gross profit percentage in book manufacturing, which is now up 250 basis points for the year, to 28%."
    Dover Publications, Courier's specialty book publishing segment, reported pretax income of $1.2 million for the quarter, an increase of 32% over fiscal 2002's second-quarter figure of $0.9 million. Sales for the quarter were $9.1 million, up 3% from last year's second quarter and $17.4 million in the first half of the year, equal to last year's comparable period. Direct-to-consumer sales, which comprise approximately 14% of Dover's total sales were up 34% for the second quarter and 22% for the first six months of fiscal 2003. These gains were offset by mixed results from retailers, with sales down at large bookstore chains but up at craft stores, gift shops and other non-bookstore retailers.
    "Dover's increasingly effective direct marketing to consumers provided the spark that enabled it to post impressive results during the quarter," said Mr. Conway. "Innovative catalogs, better list management, and new e-commerce capabilities helped drive significant direct-to-consumer sales gains and steadily expand our customer universe. Online consumer sales in particular were up 46% for the first six months of fiscal 2003. We also took significant steps to enhance our support for trade customers, with the result that our SalesPartner electronic direct marketing program grew to more than 2,000 members. Finally, through declining product costs related to the sale of inventory from the original acquisition and a healthy direct sales mix, we succeeded in ratcheting up Dover's gross margins in the quarter by 200 basis points."

    Outlook

    "With two very good quarters in hand, we are confident that we will reach our earnings goals for the year," said Mr. Conway. "In fact, because our second quarter outperformed expectations, we are raising our earnings guidance for fiscal 2003 by $.05 per diluted share. We look forward to continued gradual recovery in the economy in general and in book manufacturing in particular. We are still investing in equipment to meet renewed demand while working hard to maximize our operating efficiency. In specialty publishing, we are capitalizing on our direct customer channels while expanding our base among retailers and working closely with them to identify new opportunities. Dover is stronger than ever both editorially and in marketing, and we are as excited as ever about its long-term prospects.
    "For fiscal year 2003 as a whole, we expect Courier's sales from continuing operations to be in the range of $208 to $213 million, representing an increase of approximately 4% to 6% over comparable fiscal 2002 sales. And after increasing our guidance by $.05 per diluted share, we now expect earnings per diluted share from continuing operations to be in the range of $3.45 to $3.60, up approximately 13% to 18% from last year's comparable earnings of $3.06 per diluted share. In the face of war overseas and an uncertain domestic economy, we are proud of our accomplishments to date, and delighted to be on track for Courier's seventh consecutive year of double-digit earnings growth," Conway concluded.

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, MA, Courier has two lines of business: full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    Courier Corporation will host a second quarter conference call today at 2:30 p.m. ET regarding issues discussed in this news release. The conference call will be available via telephone at 646-862-1152 and accessible via webcast on Courier Corporation's investor relations home page, at www.courier.com. Recorded replays of the conference call will be available on Courier's web site and by telephone at 800-633-8284 (reservation number: 21131657), beginning at 4:30 p.m. ET today.

    Forward-Looking Information

    Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, unanticipated changes in operating expenses, changes in technology, changes in copyright laws, changes in tax policy including export credits, and general changes in economic conditions. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

                          COURIER CORPORATION
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
           (Dollars in thousands, except per share amounts)

                               QUARTER ENDED       SIX MONTHS ENDED
                           March 29,  March 30,  March 29,  March 30,
                             2003       2002       2003       2002

Net sales                    $48,605    $48,102    $97,387    $93,716
Cost of sales                 33,019     33,975     66,413     66,242

  Gross profit                15,586     14,127     30,974     27,474

Selling and administrative
 expenses                      9,788      9,612     19,486     18,734
Interest expense                  26        163         68        313

    Income before taxes        5,772      4,352     11,420      8,427

Provision for income taxes     1,984      1,474      3,883      2,834

    Income from continuing
     operations               $3,788     $2,878     $7,537     $5,593

Discontinued operations:
    Income (loss) from
     operations, net of tax        -        (13)       (65)      (107)
    Gain on disposal, net
     of tax                       33          -        861          -

Net Income                    $3,821     $2,865     $8,333     $5,486

Income per diluted share
 from:
   Continuing operations       $0.70      $0.54      $1.40      $1.06
   Discontinued operations:
      Income (loss) from
       operations                  -          -      (0.01)     (0.02)
      Gain on disposal          0.01          -       0.16          -

Net income per diluted
 share                         $0.71      $0.54      $1.55      $1.04

Cash dividends declared per
 share                       $0.1125      $0.10    $0.2250      $0.20

Weighted average shares
 outstanding:
  Basic                    5,223,000  5,134,000  5,219,000  5,125,000
  Diluted                  5,404,000  5,323,000  5,393,000  5,299,000

SEGMENT INFORMATION:

Net sales:
Book Manufacturing           $41,127    $40,500    $82,967    $78,777
Specialty Publishing           9,077      8,854     17,442     17,398
Intersegment sales            (1,599)    (1,252)    (3,022)    (2,459)
    Total for continuing
     operations              $48,605    $48,102    $97,387    $93,716

Earnings (loss) before
 income taxes:
Book Manufacturing            $4,714     $3,635     $9,428     $6,780
Specialty Publishing           1,188        901      2,249      1,809
Intersegment profit and
 other                          (130)      (184)      (257)      (162)
    Total for continuing
     operations               $5,772     $4,352    $11,420     $8,427

Net income (loss) per
 diluted share:
Book Manufacturing             $0.58      $0.46      $1.17      $0.87
Specialty Publishing            0.14       0.10       0.26       0.21
Intersegment profit and
 other                         (0.02)     (0.02)     (0.03)     (0.02)
    Total for continuing
     operations                $0.70      $0.54      $1.40      $1.06



                          COURIER CORPORATION
           CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)


                                             March 29,   September 28,
ASSETS                                         2003         2002

Current assets:
     Cash and cash equivalents                  $12,934       $5,630
     Accounts receivable                         28,862       30,892
     Inventories                                 21,725       21,412
     Deferred income taxes                        3,154        3,163
     Other current assets                           471          625
          Total current assets                   67,146       61,722

Property, plant and equipment, net               38,741       40,620
Goodwill and other intangibles, net              24,944       24,952
Prepublication costs                              3,517        3,219
Other assets                                      1,156        1,145

          Total assets                         $135,504     $131,658


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current maturities of long-term debt           $78          $78
     Accounts payable                             7,174        6,708
     Accrued taxes                                4,418        6,965
     Other current liabilities                   11,667       14,004
          Total current liabilities              23,337       27,755

Long-term debt                                      635          674
Deferred income taxes                             5,175        4,658
Other liabilities                                 2,370        2,652

          Total liabilities                      31,517       35,739


          Total stockholders' equity            103,987       95,919

          Total liabilities and
           stockholders' equity                $135,504     $131,658



                         COURIER CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
                        (Dollars in thousands)


                                             For the Six Months Ended
                                             March 29,      March 30,
                                               2003           2002

Operating Activities:
  Net income                                    $8,333         $5,486
  Adjustments to reconcile net income to
  cash provided from operating activities:
    Depreciation and amortization                5,057          5,565
    Deferred income taxes                          526            253
    Changes in working capital                  (2,581)          (469)
    Gain on sale of discontinued operation        (861)             -
    Other, net                                    (350)           222

Cash provided from operating activities         10,124         11,057

Investment Activities:
   Capital expenditures                         (2,373)        (2,333)
   Prepublication costs                         (1,107)          (841)
   Proceeds from sale of assets                  1,500              -

Cash used for investment activities             (1,980)        (3,174)

Financing Activities:
   Repayments of debt, net                         (39)        (7,538)
   Cash dividends                               (1,174)        (1,024)
   Proceeds from stock plans                       373            547

Cash used for financing activities                (840)        (8,015)

Increase (decrease) in cash and cash
 equivalents                                     7,304           (132)

Cash and cash equivalents at the beginning
 of the period                                   5,630            173

Cash and cash equivalents at the end of the
 period                                        $12,934            $41

    CONTACT: Courier Corporation
             James F. Conway III, Chairman,
             President and Chief Executive Officer
             or
             Robert P. Story, Jr.
             Senior Vice President and
             Chief Financial Officer
             978/251-6000
             www.courier.com